EXHIBIT 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Contact:
Robert Emery, Chief Financial Officer
Video Network Communications, Inc.
(603) 334-6741

William A. Walkowiak, CFA
Lippert/Heilshorn & Associates, Inc.
(212) 838-3777

VIDEO NETWORK COMMUNICATIONS, INC.
SECURITIES TO BE DELISTED FROM THE NASDAQ SMALLCAP MARKET

Portsmouth, NH (November 1, 2001) — Video Network Communications, Inc., a provider of real-time video network communications solutions, today announced that it was notified late yesterday by a Nasdaq Listing Qualifications Panel that, effective with the open of business today, the Company’s common stock and publicly traded warrants will be delisted from trading on The Nasdaq SmallCap Market. The Nasdaq Listing Qualifications Panel informed the Company that these securities were delisted for the Company’s failure for an extended period of time to evidence compliance with the net tangible asset and stockholders’ equity requirement under Marketplace Rule 4310(c)(2)(B). The Company’s securities are immediately eligible for trading on the OTC Bulletin Board.

About Video Network Communications, Inc.

Video Network Communications designs, develops, and markets video distribution systems that provide full-motion, high-resolution video networking, enabling video broadcast distribution, retrieval of stored video-on-demand and interpersonal video communications. VNCI’s patented technology allows the VNCI Video System to use the active telephone wiring to bring TV-quality video anywhere there is a phone jack. The Company’s ISDN/IP and Universal (ATM) Gateway solutions extend the system’s reach from enterprise desktops out to the wide-area-networks (WANs). VNCI can be found at www.vnci.net.

     Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. Actual results and future events may vary significantly based on a number of factors, including, but not limited to, risks in product and technology development, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, changing economic conditions and other risk factors detailed in the Company’s most recent filings with the Securities and Exchange Commission.